                                                                                                     EXHIBIT 99.1

                                   NAVISTAR REPORTS 4TH QUARTER PROFIT AS FORECAST;
                                 STRATEGIES ON TRACK FOR SOLID PROFITABILITY IN 2004

   Earnings At Top End of Guidance; Forecasts 16% Improvement In 2004 Industry Demand; Company Goal Is To Reach Or
                                       Exceed Volume Adjusted 17.5% ROE In 2004

         WARRENVILLE, Ill. - December 2, 2003 - As previously forecast, Navistar International Corporation (NYSE:
NAV), the nation's largest combined commercial truck and mid-range diesel engine producer, today reported a fourth quarter profit. It marked the company's second consecutive quarter of profitable operations, but the second half profitability wasn't enough to put the company in the black for its full fiscal year ended October 31, 2003.
         Earnings from continuing operations for the fourth quarter totaled $77 million, equal to $1.00 per diluted common share. Included in the fourth quarter earnings was an after tax benefit of $22 million, equal to $0.28 per diluted common share resulting from adjustments to previously recorded restructuring charges. Revenues for the fourth quarter of fiscal 2003 amounted to $2.0 billion, approximately the same as revenues in the fourth quarter of fiscal 2002.
         Daniel C. Ustian, Navistar president and chief executive officer, said that fourth quarter results reflect improvement in the company's cost structure and, as previously forecast, profit expectations were achieved without the benefit of the credit relating to the company's restructuring initiatives.
         A year ago, Navistar reported a fourth quarter loss from continuing operations of  $405 million, or ($6.67)
per diluted common share, which included after tax restructuring and non-recurring charges of $345 million, or
($5.69) per diluted common share.
         "Overall performance for the fourth quarter was excellent and results demonstrated that our strategies are on track for a return to solid profitability in 2004," Ustian said. "It is important to note that earnings from continuing operations on $2.0 billion of revenue was significantly better than in the fourth quarter a year ago."

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                                                                                                       EXHIBIT 99.1
Page Two/Fourth Quarter Earnings

         The fourth quarter benefit of $0.28 cents per diluted common share resulted from the net adjustment to the previously recorded restructuring charges, primarily related to the decision to keep the Chatham, Ontario heavy truck assembly plant open. Last year, Navistar had announced plans to close the plant and move production to its plant in Escobedo, Mexico. In September 2003, the company announced it would keep the plant open after negotiating a new labor contract with the Canadian Auto Workers union (CAW) and obtaining assistance programs from units of the
Canadian government. Because of its decision to keep Chatham operating, the company reversed a portion of the fourth quarter 2002 charge related to employees who will no longer be terminated.
         The full impact of the Chatham reversal was partially offset by a fourth quarter charge for the early retirement window programs with the United Auto Workers (UAW) and the CAW as part of the labor agreements negotiated with those unions as well as other routine adjustments to the company's previously recorded restructuring charges.
          A total of 1,600 employees currently plan to retire under the early retirement programs, allowing the company to recall laid-off workers and thus reducing the pool of laid-off workers receiving benefits.
         "The early retirement programs reward our many long-term employees who have made significant contributions to our new truck and diesel engine programs and substantially completes the realignment of our manufacturing operations which enable us to compete in today's extraordinarily competitive marketplace," Ustian said.
         Consolidated sales and revenues for the year ended October 31, 2003, totaled $7.3 billion, up from $6.8 billion a year earlier. The net loss for 2003 amounted to $18 million, equal to ($0.27) per diluted common share, a more than half billion-dollar improvement over the net loss of $536 million, or ($8.88) per diluted common share reported in 2002.
          Ustian said the truck industry recovery is slower than originally forecast. He noted that, while strictly by the numbers 2003 was a difficult year because the company was not able to achieve profitability, there were a number of outstanding accomplishments that will enhance future earnings opportunities.

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                                                                                                     EXHIBIT 99.1

Page Three/Fourth Quarter Earnings

         According to Ustian, major accomplishments during fiscal 2003 included:
o     The truck group delivered outstanding results with increased market share in a weak market.  Costs were reduced and the facility alignment program was completed. The group ended fiscal 2003 with strong momentum as it accounted for 45 percent of new industry orders for Class 6-7 medium trucks in the fourth quarter.
              Heavy truck orders in September and October amounted to 20 percent of the industry total.
o     Quality levels for the new 6-liter V8 in Ford heavy duty pickup trucks are better than the quality of the product it replaced. Incoming orders are at very high levels.
o     The engine and truck parts business recorded its 12th consecutive year of record sales and earnings, with sales exceeding the $1.0 billion mark for the first time in history.
o     The finance group achieved record operating earnings of $126 million.
          Navistar is forecasting United States and Canadian total truck industry retail sales volume for Class 6-8 and school buses in fiscal 2004 at 304,500 units, up 16 percent from the 263,400 units sold in fiscal 2003. Demand for heavy trucks is expected to increase 20 percent to 191,000 units, while demand for Class 6-7 medium trucks is estimated at 86,000, up 15 percent from the 74,900 units sold in 2003. School bus demand is forecast at 27,500 units, down 6 percent from 29,200 units in 2003. Sales of mid-range diesel engines to other original equipment manufacturers should increase 5 percent to 349,000 units.
         Ustian said that the company's forecast for 2004 retail commercial truck sales volume is lower than that forecast by some other sources, but noted that the company is historically conservative in its outlook.
         "We will be profitable in 2004 and our goal is to reach or exceed the volume adjusted  17.5 percent ROE over the business cycle, Using a pro forma equity of $1.358 billion (as of 10/31/02) and our industry projections, that equates to approximately $2.02 per diluted common share" Ustian said. "We demonstrated in the second half of
2003 that we can be profitable at low industry volumes and as demand increases, our earnings will accelerate."

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                                                                                                   EXHIBIT 99.1

Page Four/Fourth Quarter Earnings

         Ustian said that additional earnings guidance and the business outlook for 2004 as well as future business strategies would be provided on December 15 at a meeting for security analysts in New York City beginning at 1:30
p.m. EST. The meeting can be accessed through the company's web site at http://www.nav-international.com/investor/
and connecting to the analyst meeting  link.
         The company's trucks and buses are sold under the International(R)and IC(R)brands.  Worldwide shipments in fiscal 2003 totaled 84,600 trucks and buses, of which 34,900 were medium trucks, primarily Class 6-7; 21,400 were school buses; and 28,300 were heavy trucks (Class 8). Shipments in 2002 consisted of 83,500 trucks and buses, of which 32,900 were medium trucks, 19,500 were school buses and 31,100 were heavy trucks.
         The company's overall combined market share in the United States and Canada in 2003 increased, with school bus operations showing the biggest percentage gain. Bus chassis share was up 3.5 percent to 62.4 percent while bus body share increased 4.7 percent to 41.7 percent. Class 6-7 share increased 0.3 percent to 42.0 percent, and severe service share increased 2.9 percent to 23.2 percent. Heavy truck market share declined 1.7 percent to 13.9 percent as the company chose not to chase low margin larger fleet deals that occurred in the last half of 2003. Overall
Class 8 market share declined to 16.4 percent from 16.9 percent.
         Engine shipments totaled 396,000 units in 2003, compared with 375,500 units in 2002.

         Forward Looking Statements
         Statements contained in this news release that are not purely historical are forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility, and other risks detailed from time to time in Navistar's Securities and Exchange Commission filings.  Navistar assumes no obligation to update the information included in this release.

         The company's conference call with security analysts to discuss the earnings report will be web cast at 10
a.m. CST today. The web cast can be accessed via the Internet at http://www.shareholder.com/nav/medialist.cfm .
Additional information can be found at http://www.nav-international.com/investor, via the financial and investor information link to the overview page

                                                         E-4

                                                                                                         EXHIBIT 99.1

                                         NAVISTAR INTERNATIONAL CORPORATION
                                            AND CONSOLIDATED SUBSIDIARIES
                                           STATEMENT OF INCOME (UNAUDITED)
                                     (Millions of dollars, except per share data)

                                                                           THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                               OCTOBER 31                          OCTOBER 31
                                                                     -------------------------------    ----------------------------------

                                                                         2003             2002              2003             2002
   Sales and Revenues
   Sales of manufactured products                                    $    1,936       $    1,991        $    7,033      $    6,493
   Finance revenue                                                           61               61               287             271
   Other income                                                               7                4                20              20
                                                                     -------------    --------------    --------------  ------------------
   Total sales and revenues                                               2,004            2,056             7,340           6,784
                                                                     -------------    --------------    --------------  ------------------

   Costs and expenses
   Cost of products and services sold                                     1,642            1,832             6,229           5,817
   Cost of products sold related to restructuring                             9               23                 9              23
   Restructuring and other non-recurring charges                            (41)             522               (41)            521
   Postretirement benefits expense                                           72               54               297             228
   Engineering and research expense                                          67               70               242             260
   Selling, general and administrative expense                              121              145               487             521
   Interest expense                                                          32               39               136             154
   Other expense                                                              6                9                26              29
                                                                     -------------    --------------    --------------  ------------------
   Total costs and expenses                                               1,908            2,694             7,385           7,553
                                                                     -------------    --------------    --------------  ------------------

   Income (loss) from continuing operations before income taxes              96             (638)              (45)           (769)
   Income tax expense (benefit)                                              19             (233)              (31)           (293)
                                                                     -------------    --------------                    ------------------
        Income (loss) from continuing operations                             77             (405)              (14)           (476)

   Discontinued operations, net of tax:
   Loss from discontinued operations                                          -               (9)                -             (14)
   Loss on disposal                                                           -              (46)               (4)            (46)
                                                                     -------------                      --------------  ------------------
        Loss from discontinued operations                                    --              (55)               (4)            (60)
                                                                     -------------    --------------    --------------  ------------------

   Net income (loss)                                                 $       77       $     (460)       $      (18)     $     (536)
                                                                     =============    ==============    ==============  ==================

------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------
   Basic earnings (loss) per share
        Continuing operations                                        $     1.12       $    (6.67)       $    (0.21)     $    (7.88)
        Discontinued operations                                               -            (0.91)            (0.06)          (1.00)
                                                                     -------------    --------------    --------------  ------------------
             Net income (loss)                                       $     1.12       $    (7.58)       $    (0.27)     $    (8.88)
                                                                     =============    ==============    ==============  ==================

   Diluted earnings (loss) per share
        Continuing operations                                        $     1.00       $    (6.67)       $    (0.21)     $    (7.88)
        Discontinued operations                                               -            (0.91)            (0.06)          (1.00)
                                                                     -------------    --------------    --------------  ------------------
             Net income (loss)                                       $     1.00       $    (7.58)       $    (0.27)     $    (8.88)
                                                                     =============    ==============    ==============  ==================

   Average shares outstanding (millions)
        Basic                                                              68.9             60.6              68.0            60.3
        Diluted                                                            79.4             60.6              68.0            60.3
------------------------------------------------------------------------------------------------------------------------------------------

                                                         E-5

                                                                                                      EXHIBIT 99.1

                                          NAVISTAR INTERNATIONAL CORPORATION
                                            AND CONSOLIDATED SUBSIDIARIES
                                     STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                                                (Millions of dollars)

                                                                                     AS OF OCTOBER 31
                                                                      -----------------------------------------------
                                                                              2003                      2002
                                                                      ---------------------      --------------------

   ASSETS

   Cash and cash equivalents......................................        $        447               $        620
   Marketable securities..........................................                 595                        116
                                                                      ---------------------      --------------------

                                                                                 1,042                        736
   Receivables, net...............................................               1,824                      2,282
   Inventories.... .................................................                 494                        595
   Property and equipment, net....................................               1,350                      1,479
   Investments and other assets...................................                 485                        274
   Prepaid and intangible pension assets..........................                  66                         63
   Deferred tax asset, net........................................               1,639                      1,528
                                                                      ---------------------      --------------------
   Total assets                                                           $      6,900               $      6,957
                                                                      =====================      ====================

   LIABILITIES AND SHAREOWNERS' EQUITY

   Liabilities
   Accounts payable, principally trade............................        $      1,079               $      1,020
   Debt:  Manufacturing operations................................                 896                        878
          Financial services operations...........................               1,714                      1,878
   Postretirement benefits liability..............................               1,728                      1,632
   Other liabilities..............................................               1,173                      1,298
                                                                      ---------------------      --------------------
   Total liabilities                                                       $     6,590               $      6,706
                                                                      ---------------------      --------------------

   Commitments and contingencies

   Shareowners' equity
   Series D convertible junior preference stock...................        $          4               $          4
   Common stock and additional paid in capital
        (75.3 million shares issued)..............................               2,118                      2,146
   Retained earnings (deficit)....................................                (824)                      (721)
   Accumulated other comprehensive loss...........................                (786)                      (705)
   Common stock held in treasury, at cost.........................                (202)                      (473)
                                                                      ---------------------      --------------------
   Total shareowners' equity                                              $        310               $        251
                                                                      ---------------------      --------------------

   Total liabilities and shareowners' equity                              $      6,900               $      6,957
                                                                      =====================      ====================

   ------------------------------------------------------------------------------------------------------------------
   The Statement of Financial Condition includes the consolidated financial results of the company's manufacturing operations with its wholly owned financial services operations.

                                                         E-6

                                                                                                        EXHIBIT 99.1

                                          NAVISTAR INTERNATIONAL CORPORATION
                                            AND CONSOLIDATED SUBSIDIARIES
                                     Reconciliation of Non-GAAP financial measure
                                           For year ended October 31, 2002
                                                (Millions of dollars)

           Total shareowners' equity per GAAP (1)                                       $         251
           Adjustments to reconcile GAAP financial measure to the Non-GAAP financial measure:
                  Accumulated other comprehensive loss, net of tax (2)                            705
                  Restructuring charges and discontinued operations, net of tax (3)               402
                                                                                        --------------
           Total adjustments
                                                                                                1,107
                                                                                        --------------

           Non-GAAP pro-forma shareowners' equity (4)                                   $       1,358
                                                                                        ==============

(1)   Generally Accepted Accounting Principles
(2)   Additions to equity driven primarily by declines in values of pension plan assets
(3)   Add back charges of management initiated restructuring initiatives
(4)   Navistar International Corporation presents the above reconciliation of GAAP to non-GAAP results in order to reflect shareowners' equity in a manner that allows a better understanding of the company's equity position used to calculate management's performance goal for the year.  The above reconciliation adjusts equity by adding back adjustments that are unrelated to performance.  Using only the non-GAAP measure to analyze equity would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP measures reflected above to understand and analyze the performance of the business.

                                                         E-7